SCHEDULE 14A
(RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Filed by the registrant [X]

Filed by a Party other than the registrant [  ]

Check the appropriate box:

[ ]  Preliminary proxy statement           [  ] Confidential, for Use of the
                                                Commission Only (as permitted by
[X]  Definitive proxy statement                 Rule 14a-6(e)(2))

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              COMERICA INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, is other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[  ]Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[  ]Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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Notes:

                                [COMERICA LOGO]

                             COMERICA INCORPORATED

                                   NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                      2000

                               TABLE OF CONTENTS

2000 Proxy Statement........................................      1
Questions and Answers.......................................      1
The Proposal Submitted For Your Vote........................      4
Information About Nominees And Incumbent Directors..........      4
Nominees For Class I Directors -- Terms Expiring In 2003....      4
Incumbent Class III Directors -- Terms Expiring In 2002.....      5
Incumbent Class II Directors -- Terms Expiring In 2001......      5
Committees And Meetings Of Directors........................      6
Compensation Committee Interlocks And Insider
  Participation.............................................      7
Compensation Of Directors...................................      7
Retirement Plan For Directors...............................      7
Security Ownership Of Certain Beneficial Owners.............      8
Amount And Nature Of Beneficial Ownership As Of December 31,
  1999......................................................      8
Security Ownership Of Management............................      9
Section 16(a) Beneficial Ownership Reporting Compliance.....     10
Transactions Of Directors And Executive Officers With
  Comerica..................................................     10
Executive Officers..........................................     11
Compensation Of Executive Officers..........................     13
Summary Compensation Table..................................     13
Option Grants In Last Fiscal Year...........................     14
Aggregated Option Exercises In Last Fiscal Year
  And Fiscal Year-End Option Values.........................     14
Long Term Incentive Plan Awards-In Last Fiscal Year.........     15
Defined Benefit Pension Plan Benefits.......................     15
Employment Contracts and Severance Agreements...............     18
Change Of Control Agreements................................     19
Compensation Committee Report...............................     22
Stock Ownership Targets.....................................     24
Performance Graph...........................................     25
Independent Accountant......................................     26
Shareholder Proposals.......................................     26
Annual Report To Shareholders...............................     26
Other Matters...............................................     26

                                [COMERICA LOGO]

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                          500 WOODWARD AVENUE, MC 3391
                            DETROIT, MICHIGAN 48226

                                                                   April 7, 2000

Dear Shareholder,

We invite you to attend our 2000 Annual Meeting of Shareholders at 9:30 a.m., Eastern Daylight Savings Time, on Friday, May 19, 2000 at The Detroit Institute of Arts, 5200 Woodward Avenue, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the meeting is on the back cover of the accompanying Proxy Statement.

The annual report, which we mailed to you, summarizes Comerica's major developments during 1999 and includes the 1999 financial statements.

Whether or not you plan to attend the meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE OR BY THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR USING THE AUTOMATED TELEPHONE AND INTERNET VOTING SYSTEMS PROVIDED ON THE PROXY CARD.

                                          Sincerely,

                                          /s/ EUGENE A. MILLER

                                          Eugene A. Miller
                                          Chairman, President and
                                          Chief Executive Officer

                                [COMERICA LOGO]

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 2000

                Date:  May 19, 2000
                Time:  9:30 a.m., Detroit, Eastern Daylight
                       Savings Time
                Place: The Detroit Institute of Arts
                       5200 Woodward Avenue
                       Detroit, Michigan 48226

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

     1. Elect three Class l Directors for three-year terms expiring in 2003 or upon the election and qualification of their successors; and

     2. Transact any other business that is properly submitted before the annual meeting or any adjournments of the meeting.

The record date for the meeting is March 22, 2000 (the "Record Date"). Only shareholders of record at the close of business on that date can vote at the annual meeting. Comerica mailed this Notice of Annual Meeting to those shareholders.

A list of shareholders who can vote at the annual meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name), or by using the internet voting system (for shares held in your own name). You will find instructions for voting by telephone and by the internet on the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          /s/ GEORGE W. MADISON

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 7, 2000

                                [COMERICA LOGO]

                             Comerica Incorporated
                        Comerica Tower at Detroit Center
                          500 Woodward Avenue, MC 3391
                            Detroit, Michigan 48226

                              2000 PROXY STATEMENT

                             QUESTIONS AND ANSWERS

 1.  Q:  WHAT IS A PROXY?

    A: A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica's Board of Directors is soliciting this proxy. You may also abstain from voting.

 2.  Q:  WHAT IS A PROXY STATEMENT?

    A: A proxy statement is the document the United States Securities and Exchange Commission (the "SEC") requires to explain the matters on which you are asked to vote on the proxy card.

 3.  Q:  WHO CAN VOTE?

    A: Only holders of Comerica's common stock at the close of business on March 22, 2000, the Record Date, can vote at the annual meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote at the meeting.

 4.  Q:  WHAT WILL I VOTE ON AT THE MEETING?

    A:  At the annual meeting, shareholders will vote to:

        (1) elect three Class I Directors for three-year terms expiring in 2003 or upon the election and qualification of their successors; and

        (2) transact any other business that is properly submitted before the annual meeting or any adjournments of the meeting.

 5.  Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

    A:  The Board recommends a vote FOR each of the nominees.

 6.  Q:  HOW CAN I VOTE?

    A: You can vote in person, by telephone, by the internet, or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the internet voting system, you must hold your shares in your name, and not in the name of a broker, dealer, bank or other third party, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the annual meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

        (1) giving written notice of revocation to the Corporate Secretary of Comerica at the address listed in the third paragraph of the Notice of Annual Meeting of Shareholders;

        (2) submitting another proxy that is properly signed and later dated;

        (3) voting in person at the meeting (but only if the shares are registered in Comerica's records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party);

        (4) if you previously voted by telephone, by voting by telephone at a subsequent time; or

        (5) if you previously voted by the internet, by voting by the internet at a subsequent time.

 7.  Q:  IS MY VOTE CONFIDENTIAL?

    A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your vote. All comments you direct to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name be disclosed.

 8.  Q:  WHAT IS A QUORUM?

    A: There were 157,233,088 shares of Comerica's common stock outstanding on the Record Date. A majority of the outstanding shares, or 78,616,545 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the annual meeting.

 9.  Q:  HOW DOES VOTING WORK?

    A: If a quorum exists, each director must receive the favorable vote of a majority of the shares voted, excluding abstentions and broker non-votes.

        A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals.

        Comerica will vote properly executed proxies it receives prior to the meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted to elect the nominees for Class I Directors. No other matters are currently scheduled to be presented at the meeting.

        An independent third party acts as the inspector of the meeting and the tabulator of votes.

10.  Q:  WHO PAYS FOR THE COSTS OF THE MEETING?

    A: Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the internet, facsimile or other means. Comerica will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Comerica. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica's common stock.

11.  Q:  WHAT PERCENTAGE OF STOCK DO OFFICERS AND DIRECTORS OWN?

    A: Together, executive officers, directors and director nominees owned approximately 3.6% of Comerica's common stock as of the Record Date.

12.  Q:  WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to the Corporate Secretary, Comerica Incorporated,

        Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226, by December 8, 2000.

        Additionally, under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. For the 2001 Annual Meeting of Shareholders, you must deliver this notice not later than the close of business on February 19, 2001 nor earlier than the close of business on January 19, 2001. If, however, Comerica calls the annual meeting of shareholders for a date that is more than 30 days before or more than 60 days after such anniversary date, Comerica must receive your notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Comerica first made a public announcement of the date of such meeting of shareholders. If the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's annual meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives your notice not later than the close of business on the 10th day following the day on which Comerica first makes such public announcement.

                      THE PROPOSAL SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS. Comerica's Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on three candidates for the Class I Directors. Based on the recommendation of the Directors Committee, the Board has nominated for re-election the following individuals, each of whom is a current Class I Director: Max M. Fisher, John D. Lewis and Howard F. Sims. There are currently four Class I Directors. After the election there will be one vacancy in Class I, which the Board will fill in accordance with Comerica's bylaws. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Directors Committee. If the Directors Committee does not recommend any substitute nominees, the number of directors to be elected at the annual meeting may be reduced by the number of nominees who are unable to serve.

Further information regarding the Board and these nominees begins directly below.

Comerica's Board of Directors recommends a vote FOR these directors.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following tables provide information about each nominee for re-election as a Class I Director and for each of the Class II and Class III Directors whose term of office will continue after the meeting.

            NOMINEES FOR CLASS I DIRECTORS -- TERMS EXPIRING IN 2003

                                                    PRINCIPAL OCCUPATION AND BUSINESS
                                                      EXPERIENCE DURING PAST 5 YEARS                DIRECTOR
             NAME                  AGE                  AND OTHER DIRECTORSHIPS(1)                  SINCE(2)
-------------------------------------------------------------------------------------------------------------
Max M. Fisher..................    91     Investor; Director, Sotheby's Holdings, Inc.                   1973
John D. Lewis..................    51     Vice Chairman, (since January 1994 and January 1990-       1994 and
                                          June 1992), Executive Vice President (June 1992-          1989-1992
                                          January 1994), Comerica Incorporated; Vice Chairman
                                          (since March 1995 and January 1990-June 1992),
                                          Comerica Bank.
Howard F. Sims.................    66     Chairman and Member, Sims-Varner & Associates,                 1981
                                          P.L.L.C. (architectural, engineering and planning
                                          firm); Chairman and CEO, The SVA Group, Inc.; Member,
                                          SV Associates, L.L.C.; Director, MCN Energy Group.

            INCUMBENT CLASS III DIRECTORS -- TERMS EXPIRING IN 2002

                                                     PRINCIPAL OCCUPATION AND BUSINESS
                                                       EXPERIENCE DURING PAST 5 YEARS                 DIRECTOR
             NAME                  AGE                   AND OTHER DIRECTORSHIPS(1)                   SINCE(2)
--------------------------------------------------------------------------------------------------------------
J. Philip DiNapoli.............    60     President, JP DiNapoli Companies Inc.; Managing Partner,      1991
                                          Real Estate Division of DiNapoli family holdings;
                                          Director, SJW Corp.
Wayne B. Lyon..................    67     Chairman, President and Chief Executive Officer,              1986
                                          LifeStyle Furnishings International Ltd. (manufacturer
                                          of residential furniture, decorative home furnishings
                                          and fabrics) (since August 1996); President and Chief
                                          Operating Officer, Masco Corporation (manufacturer of
                                          diversified household and consumer products) (until
                                          August 1996); Director, Masco Corporation and Emco
                                          Limited.
Alfred A. Piergallini..........    53     President and Chief Executive Officer, Novartis Consumer      1991
                                          Health Worldwide (since December 1999); President and
                                          Chief Executive Officer, Novartis Consumer Health North
                                          America (since February 1999); Vice Chairman, President
                                          and Chief Executive Officer, Gerber Products Company
                                          (producer and marketer of baby food, baby care and
                                          infant apparel) (until February 1999); Director, Gerber
                                          Products Company.
Patricia M. Wallington.........    61     President, CIO Associates (since December 1999); Retired      1998
                                          (December 1998-December 1999); Vice President and Chief
                                          Information Officer, Xerox Corporation (manufacturer of
                                          digital document technology) (until December 1998);
                                          Member, Compaq Board of Advisors.

             INCUMBENT CLASS II DIRECTORS -- TERMS EXPIRING IN 2001

                                                    PRINCIPAL OCCUPATION AND BUSINESS
                                                      EXPERIENCE DURING PAST 5 YEARS                DIRECTOR
             NAME                  AGE                  AND OTHER DIRECTORSHIPS(1)                  SINCE(2)
-------------------------------------------------------------------------------------------------------------
James F. Cordes................    59     Retired; Executive Vice President, The Coastal                 1984
                                          Corporation (diversified energy company) (until March
                                          1997); President, American Natural Resources Company
                                          (diversified energy company) (until March 1997);
                                          Director, The Coastal Corporation.
Eugene A. Miller...............    62     Chairman, President and Chief Executive Officer (June          1979
                                          1999), Chairman and Chief Executive Officer (June
                                          1993-June 1999), Comerica Incorporated and Comerica
                                          Bank; Director, DTE Energy Company and The Detroit
                                          Edison Company.
Martin D. Walker...............    67     Principal, MORWAL Investments (a private investment        1996 and
                                          group); Chairman and Chief Executive Officer (October     1979-1992
                                          1998-June 1999 and September 1986-December 1996),
                                          Chairman (December 1996-June 1997), M.A. Hanna Company
                                          (international specialty chemicals company); Director,
                                          Lexmark International, Inc., Textron, Inc., The
                                          Goodyear Tire & Rubber Company and The Timken Company.
Kenneth L. Way.................    60     Chairman and Chief Executive Officer, Lear Corporation         1998
                                          (manufacturer of automotive components); Director, CMS
                                          Energy Corporation, and WESCO International Inc. and
                                          Cardinal Health, Inc.

------------------------------
(1) This column includes principal occupations and employment with Comerica Bank, a wholly-owned subsidiary of Comerica.

(2) This column represents the year each nominee or incumbent director became a director of Comerica or of Manufacturers National Corporation, which merged with Comerica on June 18, 1992.

                      COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following chart and described below.

                                          CURRENT MEMBERSHIP ROSTER
                                                     AUDIT AND                                   RISK ASSET
                                       EXECUTIVE*      LEGAL      COMPENSATION    DIRECTORS    QUALITY REVIEW
               NAME                    COMMITTEE     COMMITTEE     COMMITTEE      COMMITTEE      COMMITTEE
-------------------------------------------------------------------------------------------------------------
E. Paul Casey***                                         X                            X
James F. Cordes                                          X                                           X**
J. Philip DiNapoli                                       X                            X
Max M. Fisher                                                          X                             X
John D. Lewis                              X
Wayne B. Lyon                                                          X**            X
Eugene A. Miller                           X**                                        X              X
Alfred A. Piergallini                                    X             X
Howard F. Sims                                                                        X**            X
Martin D. Walker                                         X**           X
Patricia M. Wallington                                                                               X
Kenneth L. Way                                           X                                           X

  * The Executive Committee is comprised of these two executive officers and a minimum of any four non-employee directors who are available at the time it is necessary for the Executive Committee to act.

 ** Chairperson

*** Mr. Casey is an incumbent Class I director whose term expires at the annual meeting. He is not standing for reelection.

EXECUTIVE COMMITTEE. This committee can exercise the authority, powers and duties of the Board in managing the business and affairs of Comerica between meetings of the Board, if necessary. In the event that the committee convenes, the committee's members are the two executive officers identified in the chart and a minimum of any four non-employee directors who are available at the time. The Executive Committee did not meet during 1999 because it was not necessary. The Board or other appropriate committees managed Comerica's business and affairs during 1999.

AUDIT AND LEGAL COMMITTEE. As provided in its charter, this committee includes members, all of whom are outside directors, with banking or management expertise, and does not include directors who are considered large customers of Comerica or any affiliate. The committee is responsible for review and recommendation of Comerica's Audit Policy and Code of Ethics, Comerica's significant litigation, the scope and procedures of Comerica's internal and external audit process, the selection and performance review of Comerica's independent auditors, the review of programs and procedures designed to avoid conflicts of interest and to promote compliance with laws, regulations and corporate policy and the investigations of any suspected improprieties. The Audit and Legal Committee met four times during 1999.

COMPENSATION COMMITTEE. This committee establishes Comerica's executive compensation policies and programs, administers Comerica's 401k, stock, incentive and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans. The Compensation Committee met three times during 1999.

DIRECTORS COMMITTEE. This committee monitors the effectiveness of the Board. Among its various duties, the committee reviews and recommends Board members, develops and administers performance criteria for members of the Board, and establishes the size of the

Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The committee also administers Comerica's Stock Option Plan for Non-Employee Directors (excluding the provisions for discretionary grants under the plan) and Comerica's Stock Option Plan for Non-Employee Directors of Comerica Bank and affiliated banks. The Directors Committee met once during 1999.

RISK ASSET QUALITY REVIEW COMMITTEE. This committee reviews Comerica's credit policies and promotes the use of sound operating procedures for credit administration throughout the various affiliates of Comerica. Among its various duties, the committee reviews Comerica's credit quality statistics and reserve levels, and annually approves financial policies. The Risk Asset Quality Review Committee met four times during 1999.

BOARD AND COMMITTEE MEETINGS. There were six regular meetings of the Board and twelve meetings of the various committees of the Board during 1999. All director nominees and incumbent directors who are standing for re-election attended at least seventy-five percent of the aggregate number of meetings held by the Board and by all the committees of the Board on which the respective directors served.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

No member of the Compensation Committee was a former officer or is a current officer or employee of Comerica or any of its subsidiaries. There were no compensation committee interlocks between Comerica and any other entity during the fiscal year.

                           COMPENSATION OF DIRECTORS

FEES. Directors who are employees of Comerica do not receive additional compensation for their service on the Board and its committees. During 1999, non-employee directors received an annual retainer of $50,000. Comerica requires non-employee directors to defer at least fifty percent of their annual retainer under a deferred compensation plan. The compensation deferred earns a return based on the return of Comerica common stock. At the end of the deferral period Comerica pays the deferred compensation to the directors in Comerica common stock. The chairman of each committee received an additional annual retainer of $5,000. Comerica also reimburses directors for all expenses incurred for the purpose of attending Board and committee meetings.

STOCK OPTION PLAN. Comerica has a stock option plan for non-employee directors. On the date of each annual meeting of shareholders, Comerica grants each non-employee director an option to purchase 1,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options are exercisable one year after the date of the grant and expire ten years after the grant date.

INSURANCE. Comerica provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and maintains directors' and officers' liability insurance policies with a total limit of $60 million. The following companies participate: Lloyds of London, Financial Institution Risk Retention Group, Federal Insurance Company (a member of the Chubb Group), and Executive Risk.

                         RETIREMENT PLAN FOR DIRECTORS

Until May 15, 1998, Comerica had a retirement plan for non-employee directors who served at least five years on the Board. The plan terminated on May 15, 1998, and benefit accrual under the plan froze on the same date. Any non-employee director who had, on May 15, 1998, completed at least five years of service as a director has vested benefits under the plan. Any director who was a non-employee director on May 15, 1998, but had not completed five years of service as of that date, will earn credit for years of service on the Board after May 15, 1998, but only for vesting purposes. Any director who becomes a non-employee director on or after May 15, 1998 is not eligible to participate in the plan.

Benefits under the plan become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the Board due to illness or disability.

Under the plan, Comerica accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of one hundred twenty months, on behalf of each eligible director. Upon retirement, an eligible director receives a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors as of May 15, 1998 or on the date of the director's retirement, whichever occurs earlier. The eligible director receives retirement benefits for the total number of months, as of May 15, 1998, the director has accrued retirement income credit, but payments terminate upon the director's death.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica's common stock. The following table provides the required information about the only shareholder known to Comerica to be the beneficial owner of more than 5% of Comerica's common stock. Comerica relied solely on information FMR Corp. furnished in its most recently filed
Schedule 13G, dated February 11, 2000, to report this information.

       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 1999

                                                      PERCENT
  NAME AND ADDRESS          AMOUNT AND NATURE           OF
OF BENEFICIAL OWNER   OF BENEFICIAL OWNERSHIP(1)(2)    CLASS
-------------------   -----------------------------   -------
FMR Corp.                      13,947,322             8.918%
82 Devonshire Street
Boston, MA 02109

------------------------------
(1) This number includes 13,280,181 shares Fidelity Management & Research Company ("FMRC") owns as investment adviser, 661,091 shares Fidelity Management Trust Company ("FTMC") owns beneficially as trustee or managing agent of various private investment accounts, or as investment adviser, and 6,050 shares Fidelity International Limited ("FIL") owns beneficially as investment adviser.

(2) FMR Corp. and FMRC each has sole power to dispose of the shares FMRC owns, but sole power to vote or direct the voting of such shares resides in the board of trustees of FMRC. FMR Corp. has sole dispositive power over all shares FMTC owns, sole power to vote 416,733 of such shares and no power to vote the remaining 244,358 shares. FIL has sole voting and dispositive power over all shares it owns.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica's common stock Comerica's incumbent directors, nominees and the executive officers named in the Summary Compensation Table presented in this Proxy Statement (the "named executive officers"), beneficially own (including all incumbent directors, nominees and executive officers as a group). The number of shares each individual beneficially owns includes shares over which the person shares voting power or investment power and also any shares which the individual can acquire by May 21, 2000 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

                                      AMOUNT AND NATURE      PERCENT
    NAME OF BENEFICIAL OWNER       OF BENEFICIAL OWNERSHIP   OF CLASS
    ------------------------       -----------------------   --------
Ralph W. Babb, Jr.                          116,406(1)           *
Joseph J. Buttigieg, III                    155,406(2)           *
E. Paul Casey                                38,704(3)(10)       *
James F. Cordes                              48,709(4)(10)       *
J. Philip DiNapoli                          316,445(3)(10)       *
Max M. Fisher                             2,604,969(3)(5)(10)   1.7%
J. Michael Fulton                           117,753(6)           *
John D. Lewis                               312,776(7)           *
Wayne B. Lyon                                54,686(3)(10)       *
Eugene A. Miller                            883,775(8)           *
Alfred A. Piergallini                        45,794(3)(10)       *
Howard F. Sims                               18,435(3)(10)       *
Martin D. Walker                             23,918(3)(10)       *
Patricia M. Wallington                        2,174(9)           *
Kenneth L. Way                                9,285(4)(10)       *
Directors, nominees and executive
officers as a group (29 people)           5,745,109(11)        3.6%

------------------------------
  *  Represents holdings of less than one percent of Comerica's common stock.

 (1) Includes 25,500 shares of common stock of Comerica which the named executive will forfeit if he does not remain an employee for the period Comerica requires (typically 5 years) ("restricted stock"), and options to purchase 78,750 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica's Long-Term Incentive Plan.

 (2) Includes 10,500 shares of restricted stock and options to purchase 105,075 shares of Comerica, which Comerica granted to Mr. Buttigieg under Comerica's Long-Term Incentive Plan.

 (3) Includes currently exercisable options to purchase 6,000 shares of common stock of Comerica and options to purchase 1,500 shares of common stock of Comerica which will become exercisable by May 21, 2000. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (4) Includes currently exercisable options to purchase 3,000 shares of common stock of Comerica and options to purchase 1,500 shares of common stock of Comerica which will become exercisable by May 21, 2000. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (5) Includes 661,932 shares owned by a corporation and 12,246 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 147,243 shares owned by members of his family and shares held in trust for their benefit. Mr. Fisher does not beneficially own these shares under the rules of the SEC. Mr. Fisher's ownership combined with the ownership of these family members totals 2,752,212 shares.

 (6) Includes 9,500 shares of restricted stock and options to purchase 87,866 shares of Comerica, which Comerica granted to Mr. Fulton under Comerica's Long-Term Incentive Plan.

 (7) Includes 10,500 shares of restricted stock and options to purchase 235,091 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica's Long-Term Incentive Plan.

 (8) Includes options to purchase 572,553 shares of common stock of Comerica, which Comerica granted to Mr. Miller under Comerica's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 15,000 shares owned by Mr. Miller's spouse as trustee, 714 shares owned jointly by Mr. Miller and his son and 450 shares held by Mr. Miller as custodian for his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, the shares he owns jointly with his son and the shares held in custody for his daughter.

 (9) Includes options to purchase 1,500 shares of common stock of Comerica, which will become exercisable by May 21, 2000. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(10) Includes the following number of shares deemed invested in Comerica common stock under a deferred compensation plan which requires non-employee directors to defer at least 50% of their annual retainer: E. Paul Casey, 1,343 shares; James F. Cordes, 873 shares; J. Philip DiNapoli, 794 shares; Max M. Fisher, 1,209 shares; Wayne B. Lyon, 1,746 shares; Alfred A. Piergallini, 794 shares; Howard F. Sims, 1,276 shares; Martin D. Walker, 1,746 shares; Patricia M. Wallington, 674 shares; and Kenneth L. Way, 1,587 shares.

(11) Includes 160,750 shares of restricted stock and 1,794,546 options to purchase shares of Comerica's common stock beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted these options under Comerica's Long-Term Incentive Plan, option plans of Manufacturers National Corporation and Comerica's Stock Option Plan for Non-Employee Directors. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, Comerica agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Comerica's directors, executive officers and persons who own more than ten percent of a registered class of Comerica's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. During 1999, all of the required reports were filed by the specified deadlines, except in the following instances. David B. Stephens filed a Form 4 that was not filed on a timely basis, reporting the acquisition of 500 shares of common stock, and a Form 4 that was not timely filed, reporting the initial ownership of common stock by his spouse, and her subsequent acquisition of 200 shares of common stock. In making this disclosure, Comerica relied on the directors' and executive officers' written representations and a review of copies of the reports filed with the Commission.

                         TRANSACTIONS OF DIRECTORS AND
                        EXECUTIVE OFFICERS WITH COMERICA

The incumbent directors, director nominees and executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 1999. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of the date of this Proxy Statement.

                               EXECUTIVE OFFICERS

The following table provides information about Comerica's executive officers. The executive officers are the Chairman, Vice Chairmen, Executive Vice Presidents and other officers of Comerica who are in charge of principal business units, divisions or functions, and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica.

                                   AGE
                                  AS OF                                                            EXECUTIVE
                                 APRIL 7,                         FIVE-YEAR                         OFFICER
             NAME                  2000                    BUSINESS EXPERIENCE(1)                    SINCE
------------------------------------------------------------------------------------------------------------
Ralph W. Babb, Jr. ............     51      Vice Chairman (since March 1999) and Chief Financial     1995
                                            Officer (since June 1995), Executive Vice President
                                            (June 1995-March 1999), Comerica Incorporated and
                                            Comerica Bank; Vice Chairman, Mercantile
                                            Bancorporation Inc. and Mercantile Bank (until June
                                            1995).
John R. Beran..................     47      Executive Vice President (since May 1995), Comerica      1995
                                            Incorporated and Comerica Bank; President and Chief
                                            Executive Officer (January 1994-April 1995), Money
                                            Access Service Corporation (electronic banking
                                            services).
Joseph J. Buttigieg, III.......     54      Vice Chairman (since March 1999), Executive Vice         1992
                                            President (June 1995-March 1999); Executive Vice
                                            President (since June 1992), Comerica Incorporated
                                            and Comerica Bank.
Richard A. Collister...........     55      Executive Vice President, Comerica Incorporated and      1992
                                            Comerica Bank.
Marvin J. Elenbaas.............     48      Senior Vice President, Controller and Chief              1997
                                            Accounting Officer (since March 1998); First Vice
                                            President, Controller and Chief Accounting Officer
                                            (until March 1998); First Vice President (from June
                                            1992 until October 1997), Comerica Incorporated and
                                            Comerica Bank.
George C. Eshelman.............     47      Executive Vice President (since January 1994),           1994
                                            Comerica Incorporated; Executive Vice President
                                            (since January 1994), Senior Vice President (until
                                            January 1994), Comerica Bank.
J. Michael Fulton..............     50      Executive Vice President (since May 1997), Comerica      1993
                                            Incorporated; President and Chief Executive Officer
                                            (since July 1993), Comerica Bank-California.
Dale E. Greene.................     53      Executive Vice President (since March 1996), Senior      1996
                                            Vice President (until March 1996), Comerica Bank.
Charles L. Gummer..............     53      Executive Vice President (since May 1997), Comerica      1992
                                            Incorporated; President and Chief Executive Officer,
                                            Comerica Bank-Texas.
John R. Haggerty...............     56      Executive Vice President (since July 1994), Comerica     1994
                                            Incorporated and Comerica Bank; Chairman and
                                            President (since August 1997), Comerica Acceptance
                                            Corporation; Chairman and President (since August
                                            1998), Comerica Bank, National Association; President
                                            and Chief Executive Officer (from July 1994 until
                                            December 1997), Comerica Mortgage Corporation.

                                   AGE
                                  AS OF                                                            EXECUTIVE
                                 APRIL 7,                         FIVE-YEAR                         OFFICER
             NAME                  2000                    BUSINESS EXPERIENCE(1)                    SINCE
------------------------------------------------------------------------------------------------------------
Thomas R. Johnson..............     56      Executive Vice President, Comerica Incorporated.         1992
John D. Lewis..................     51      Vice Chairman (since January 1994 and January            1988
                                            1990-June 1992), Executive Vice President (June
                                            1992-January 1994), Comerica Incorporated; Vice
                                            Chairman (since March 1995 and January 1990-June
                                            1992), Comerica Bank.
Judith S. Love.................     43      Senior Vice President, Finance (since April 1999),       1999
                                            Senior Vice President, Real Estate, General Services
                                            and Commercial Loan Operations (April 1998-April
                                            1999); Project Director, Phase III -- Direction 2000
                                            (September 1996-April 1998), Comerica Incorporated;
                                            Senior Vice President, Middle Market Lending (April
                                            1995-September 1996), Comerica Bank.
George W. Madison..............     46      Executive Vice President, General Counsel and            1997
                                            Corporate Secretary (since January 1997), Comerica
                                            Incorporated; Executive Vice President, General
                                            Counsel, Corporate Secretary and Cashier (since
                                            January 1997), Comerica Bank; Partner (January
                                            1989-January 1997), Mayer, Brown & Platt (law firm).
Ronald P. Marcinelli...........     50      Executive Vice President (since November 1995),          1995
                                            Comerica Incorporated and Comerica Bank; Senior Vice
                                            President (June 1992-November 1995), Comerica Bank.
Eugene A. Miller...............     62      Chairman, President and Chief Executive Officer          1978
                                            (since June 1999), Comerica Incorporated and Comerica
                                            Bank; Chairman and Chief Executive Officer (June
                                            1993-June 1999), Comerica Incorporated; Chairman and
                                            Chief Executive Officer (June 1992-June 1999),
                                            Comerica Bank.
Thomas D. Ogden................     51      Senior Vice President, Credit Administration (since      1999
                                            May 1999), Comerica Incorporated and Comerica Bank;
                                            Senior Vice President, Treasury Management (June
                                            1995-April 1999); Senior Vice President, Michigan
                                            Corporate Banking (January 1992-June 1995) Comerica
                                            Bank.
David B. Stephens..............     54      Executive Vice President (since January 1994),           1994
                                            Comerica Incorporated and Comerica Bank; Senior Vice
                                            President (until January 1994), Comerica Bank.
James R. Tietjen...............     40      Senior Vice President and General Auditor (since         1995
                                            January 1995), First Vice President and Interim
                                            General Auditor (June 1994-December 1994), First Vice
                                            President and Interstate Audit Manager (January
                                            1994-May 1994), Comerica Incorporated.

------------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation. Comerica Bank, Comerica Bank-California, Comerica Bank-Texas, Comerica Acceptance Corporation and Comerica Bank, National Association are wholly-owned subsidiaries of Comerica. Comerica Mortgage Corporation was a wholly-owned subsidiary of Comerica Bank and merged into Comerica Bank in December 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the five executive officers of Comerica (the "named executive officers") who received the highest compensation during the fiscal year ended December 31, 1999, and includes their compensation for the fiscal years ended December 31, 1998 and December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                 ---------------------------------
                                                                                         AWARDS            PAYOUTS
                             ANNUAL COMPENSATION                                 RESTRICTED   SECURITIES
                                                                     OTHER         STOCK      UNDERLYING    LTIP      ALL OTHER
                                                                     ANNUAL       AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
                                    FISCAL  SALARY      BONUS     COMPENSATION     (1)(2)       (3)(4)       (5)      (6)(7)(8)
   NAME AND PRINCIPAL POSITION       YEAR      $          $            $             $           (#)          $           $
   ---------------------------      ------  ------      -----     ------------   ----------   ----------   -------   ------------
Eugene A. Miller                     1999   810,000   1,270,100      12,286             0       75,000     349,900      38,202
Chairman of the Board, President     1998   750,000   1,200,000      10,247             0       75,000     300,000      32,586
and Chief Executive Officer,         1997   700,000   1,120,000      14,286             0      112,500     280,000      33,405
Comerica Incorporated and
Comerica Bank

John D. Lewis                        1999   430,000     589,960       8,836             0       50,000     188,933      14,815
Vice Chairman, Comerica              1998   410,000     574,000       7,936       207,000       50,000     166,777      13,788
Incorporated and Comerica Bank       1997   400,000     560,000       9,586             0       41,250     160,080      14,696

Ralph W. Babb, Jr.                   1999   375,000     496,125      14,937             0       40,000     141,826      16,081
Vice Chairman and Chief              1998   340,000     408,000      17,550       207,000       25,000     117,233      14,985
Financial Officer, Comerica          1997   325,000     390,000      20,954             0       21,000     110,763      15,904
Incorporated and Comerica Bank

Joseph J. Buttigieg, III             1999   350,000     463,050       7,917             0       40,000     128,338       9,216
Vice Chairman,                       1998   315,000     378,000       7,737       207,000       25,000     101,681       7,877
Comerica Incorporated and            1997   275,000     330,000      10,210             0       18,000      92,340       7,585
Comerica Bank

J. Michael Fulton                    1999   305,000     358,700       6,631             0       25,000      96,847      13,017
Executive Vice President, Comerica   1998   290,000     300,000       8,201       207,000       25,000      72,523      11,020
Incorporated President and Chief     1997   250,000     225,000           0             0       15,000      60,359       8,506
Executive Officer, Comerica
Bank -- California

LTIP = long-term incentive plan

(1) The value of the 1998 restricted stock award is calculated based on the price of Comerica's common stock of $69.00 on the grant date. In addition, as of December 31, 1999 each of the named executive officers held the following number of shares of common stock ("restricted stock"), which the named executive officer will forfeit if he does not remain an employee for the term established by Comerica: John D. Lewis, 3,000 shares with a market value of $140,070; Ralph W. Babb Jr., 18,000 shares with a market value of $840,420; Joseph J. Buttigieg, III, 10,500 shares with a market value of $490,245; J. Michael Fulton, 6,000 shares with a market value of $280,140. Comerica calculated the market value using the closing price of Comerica's common stock of $46.69 per share on December 31,1999. The market value does not give effect to the diminution in value due to the restrictions on this stock.

(2) Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(3) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(4) Numbers reflect the 1998 "3 for 2" stock split.

(5) Amounts in this column represent incentive awards based on Comerica's average return on equity performance for a three-year period from 1997 through 1999. Comerica pays fifty percent of the award to each of the named executive officers in cash and fifty percent of the award in shares of common stock unless the award is deferred. One hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock. Executives may not transfer stock awarded through this program until the executive's employment with Comerica terminates ("non-transferable stock"). On March 17, 2000 Eugene A. Miller received 8,331 shares of non-transferable stock pursuant to his 1999 incentive award, which number of shares Comerica calculated using a market price of $42.00 on that date. On March 9, 2000, each of the named executive officers received shares of non-transferable stock pursuant to their 1999 incentive awards: John D. Lewis, 5,552 shares; Ralph W. Babb Jr., 4,167 shares; Joseph J. Buttigieg, III, 1,885 shares; J. Michael Fulton, 2,846 shares. Comerica calculated the number of shares to be awarded using a market price of $34.03 on that date.

(6) Amounts for 1999 for each of the named executive officers include a $1,000 matching contribution and a $2,822 performance match under Comerica's 401(k) plan. Amounts for 1999 also include life insurance premiums paid by Comerica for the benefit of the named executive officers (Eugene A. Miller, $29,380; John D. Lewis, $10,993; Ralph W. Babb, Jr., $7,259; Joseph J. Buttigieg, III, $5,394; J. Michael Fulton, $4,532).

(7) Amounts for 1999 for each of the named executive officers include Employee Stock Purchase Plan matching contributions for the following named executive officers in the amount set forth opposite such officer's name (Quarterly
    Match: Eugene A. Miller, $3,750; Ralph W. Babb, Jr., $3,750; J. Michael Fulton, $3,750. Retention Match: Eugene A. Miller, $1,250; Ralph W. Babb, Jr., $1,250; J. Michael Fulton, $913). All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions.

The following table provides information on stock options Comerica granted in 1999 to the named executive officers.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                      POTENTIAL REALIZABLE VALUE
                              INDIVIDUAL GRANTS                                        AT ASSUMED ANNUAL RATES
                                                                                     OF STOCK PRICE APPRECIATION
                                                                                          FOR OPTION TERM(3)
                                       PERCENT OF
                         NUMBER OF    TOTAL OPTIONS
                         SECURITIES    GRANTED TO      EXERCISE
                         UNDERLYING     EMPLOYEES       OR BASE
                          OPTIONS       IN FISCAL        PRICE      EXPIRATION
           NAME          GRANTED(2)       YEAR          ($/SH)         DATE       0% ($)    5% ($)      10% ($)
           ----          ----------   -------------   -----------   ----------    ------    ------      -------
    Eugene A. Miller       75,000        3.34%           66.81      03/19/2009      0      3,151,234   7,985,845
    John D. Lewis          50,000        2.23%           66.81      03/19/2009      0      2,100,823   5,323,897
    Ralph W. Babb, Jr.     40,000        1.78%           66.81      03/19/2009      0      1,680,658   4,259,117
    Joseph J.
    Buttigieg, III         40,000        1.78%           66.81      03/19/2009      0      1,680,658   4,259,117
    J. Michael Fulton      25,000        1.11%           66.81      03/19/2009      0      1,050,411   2,661,948

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 1999. These options have a ten year term and become exercisable annually in 25% increments, beginning on January 14, 2000. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option's term assuming the annual rates of growth in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                               (#)             ($)                YEAR-END                 FISCAL YEAR-END(2)
                         SHARES ACQUIRED      VALUE          (#)            (#)            ($)            ($)
         NAME              ON EXERCISE     REALIZED(3)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   -----------   -----------   -------------   -----------   -------------
 Eugene A. Miller            55,353         2,405,958      469,428        225,000      11,068,792      1,159,289
 John D. Lewis               22,953         1,145,062      190,403        117,500       4,467,560        332,068
 Ralph W. Babb, Jr.               0                 0       52,750         73,750         932,547        163,255
 Joseph J. Buttigieg,
   III                            0                 0       79,825         72,250       1,739,972        153,599
 J. Michael Fulton            6,753           358,793       68,616         54,250       1,572,678        112,056
----------------------------------------------------------------------------------------------------------------------

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) Value is calculated as of December 31, 1999 and is equal to the number of shares of common stock multiplied by the closing price of a share of Comerica's common stock. The closing price was $46.69 on December 31, 1999.

(3) Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of Comerica's common stock on the date of exercise, multiplied by the applicable number of shares.

           LONG-TERM INCENTIVE PLAN AWARDS -- IN LAST FISCAL YEAR(1)

                                         ESTIMATED FUTURE PAYOUTS UNDER
                                          NON-STOCK PRICE-BASED PLANS
                          PERFORMANCE   THRESHOLD   TARGET    MAXIMUM(2)
          NAME              PERIOD         ($)        ($)        ($)
          ----            -----------   ---------   ------    ----------
Eugene A. Miller           1998-2000        0       174,000    348,000
John D. Lewis              1998-2000        0        91,000    159,250
Ralph W. Babb, Jr.         1998-2000        0        86,000    150,500
Joseph J. Buttigieg, III   1998-2000        0        81,000    141,750
J. Michael Fulton          1998-2000        0        32,300     96,900

(1) Participants earn long-term awards under the Management Incentive Plan based upon Comerica's attainment of specified objectives established by the Compensation Committee in relation to Comerica's average return on common equity during the three year performance period. Comerica pays fifty percent of the award in cash and fifty percent in shares of Comerica's common stock unless the participant defers the award. One hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock.

(2) Each year Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the funded amount allocable to the aggregate annual incentive pool based on such executive officer's organizational level and base salary. Actual payments to the named executive officer are a function of the amount of the annual incentive received by such executive officer in each of the three performance years occurring during the performance period as a percentage of the aggregate annual incentive pool paid in those three years to all participants in the Management Incentive Plan. As a result, an individual's award may exceed or be less than the maximum funding allocable to that executive officer as stated in the table above. In no case will the long-term award, when combined with the annual incentive, exceed 200% of the executive officer's base salary.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

Comerica maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a tax-qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") and the Comerica Incorporated Retirement Plan (the "Comerica Plan"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan and the Comerica Plan to the former participants of these plans.

The Pension Plan is a tax-qualified plan. As of December 31, 1999, under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), the maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $130,000. The maximum annual compensation of any participant which Comerica can consider in computing a pension under a qualified plan is $160,000. To the extent that Tables I, II and III reflect an annual pension greater than $130,000, or compensation above $160,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

TABLE I: ANNUAL PENSION UNDER PENSION PLAN** BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
COMPENSATION*   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS    35 YEARS
-------------   --------   --------   --------   --------   --------    --------
  $  100,000    $ 13,686   $ 20,529   $ 27,372   $ 34,215   $ 41,057   $   45,557
     200,000      29,686     44,529     59,372     74,215     89,057       98,057
     300,000      45,686     68,529     91,372    114,215    137,057      150,557
     400,000      61,686     92,529    123,372    154,215    185,057      203,057
     500,000      77,686    116,529    155,372    194,215    233,057      255,557
     600,000      93,686    140,529    187,372    234,215    281,057      308,057
     700,000     109,686    164,529    219,372    274,215    329,057      360,557
     800,000     125,686    188,529    251,372    314,215    377,057      413,057
     900,000     141,686    212,529    283,372    354,215    425,057      465,557
   1,000,000     157,686    236,529    315,372    394,215    473,057      518,057
   1,500,000     237,686    356,529    475,372    594,215    713,057      780,557
   2,000,000     317,686    476,529    635,372    794,215    953,057    1,043,057

------------------------------
 * Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

** Effective January 1, 2000, the Compensation Committee amended the Pension
   Plan to provide a funding mechanism for retirees terminating employment after January 1, 2000 to purchase additional health care insurance. This is a level benefit to all employees and is not based on final compensation. Instead, it provides $3 per "point" for each year of service and age for those who retire prior to their normal social security retirement date, and $1.50 per "point" for each year of service and age after the retiree becomes covered by Medicare. Eligibility is based on the employee either being at age 60 with 10 years of service or at age 55 or later when an employee accumulates 80 points (for example, age 55 and 25 years of service, which would result in an annual payment of $240 until the normal social security retirement date, and of $120 thereafter).

Tables II and III below provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

                  TABLE II: ANNUAL PENSION UNDER COMERICA PLAN
                       BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
COMPENSATION*   10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 YEARS     35 YEARS
-------------   --------   --------   --------   --------    --------     --------
  $  100,000    $ 16,263   $ 24,394   $ 32,525   $ 40,656   $   48,788   $   56,919
     200,000      33,763     50,644     67,525     84,406      101,288      118,169
     300,000      51,263     76,894    102,525    128,156      153,788      179,419
     400,000      68,763    103,144    137,525    171,906      206,288      240,669
     500,000      86,263    129,394    172,525    215,656      258,788      301,919
     600,000     103,763    155,644    207,525    259,406      311,288      363,169
     700,000     121,263    181,894    242,525    303,156      363,788      424,419
     800,000     138,763    208,144    277,525    346,906      416,288      485,669
     900,000     156,263    234,394    312,525    390,656      468,788      546,919
   1,000,000     173,763    260,644    347,525    434,406      521,288      608,169
   1,500,000     261,263    391,894    522,525    653,156      783,788      914,419
   2,000,000     348,763    523,144    697,525    871,906    1,046,288    1,220,669

------------------------------
* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

               TABLE III: ANNUAL PENSION UNDER MANUFACTURERS PLAN
                       BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
COMPENSATION*   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS    35 YEARS
-------------   --------   --------   --------   --------   --------    --------
  $  100,000    $ 14,221   $ 21,331   $ 28,441   $ 35,551   $ 42,662   $   47,662
     200,000      30,921     46,381     61,841     77,301     92,762      102,762
     300,000      47,621     71,431     95,241    119,051    142,862      157,862
     400,000      64,321     96,481    128,641    160,801    192,962      212,962
     500,000      81,021    121,531    162,041    202,551    243,062      268,062
     600,000      97,721    146,581    195,441    244,301    293,162      323,162
     700,000     114,421    171,631    228,841    286,051    343,262      378,262
     800,000     131,121    196,681    262,241    327,801    393,362      433,362
     900,000     147,821    221,731    295,641    369,551    443,462      488,462
   1,000,000     164,521    246,781    329,041    411,301    493,562      543,562
   1,500,000     248,021    372,031    496,041    620,051    744,062      819,062
   2,000,000     331,521    497,281    663,041    828,801    994,562    1,094,562

------------------------------
* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 7, 2000 are as follows: Eugene A. Miller, 35 years; John D. Lewis, 29.5 years; Ralph W. Babb, Jr., 3.5 years; Joseph J. Buttigieg, III, 28 years and J. Michael Fulton, 29 years. The years of service credited to Messrs. Miller and Lewis include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan: Mr. Miller, 35 years; Mr. Lewis, 23.5 years and Mr. Fulton, 22.6 years. The years of service credited to Mr. Buttigieg include the following years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan: Mr. Buttigieg, 21.5 years.

Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at age 65.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

EUGENE A. MILLER is a party to an employment agreement with Comerica.(1) The agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of Comerica through June 30, 1999. On July 1, 1999, the term of the agreement extended automatically, and will extend automatically every two years until Mr. Miller's 65th birthday, unless a majority of the directors of Comerica vote against an extension. For the duration of the agreement, Comerica has agreed to nominate Mr. Miller to serve on its Board.

During the term of his employment agreement, Comerica pays Mr. Miller a base salary and annual bonus payments in amounts determined by the Compensation Committee as commensurate with his position and performance. He also is eligible for option grants and restricted stock awards under Comerica's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. In addition, Mr. Miller is eligible to participate in all of Comerica's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which Comerica maintains.

If Comerica terminates Mr. Miller's employment without cause, or Mr. Miller resigns for good reason, or Comerica causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits:

     - three times his annual base salary plus an amount equal to his average annual bonus during the three-year period prior to the termination of his employment, which will be paid in quarterly installments over a three-year period;

     - accelerated vesting of any unexercised stock options;

     - the early lapse of restrictions on previously awarded shares of restricted stock;

     - continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source;

     - continuation of his life insurance coverage for three years; and

     - commencing at the end of the three year payment period referred to above, a payment in the form elected by Mr. Miller under Comerica's defined benefit pension plan and excess

---------------

(1)The Change of Control Agreement, described below, supersedes this agreement if there is a Change of Control as defined in the Change of Control Agreement.

      benefit plan, in an amount equal to the excess of (a) the retirement benefits Mr. Miller would have received under the plans if he continued to work until age 65, over (b) the retirement benefits he actually accrued under the plans.

If Mr. Miller's employment is terminated less than three years before his 65th birthday, Comerica will pro-rate the amount payable in connection with his salary for the time period remaining until he reaches age 65. If Mr. Miller's employment terminates for any of the reasons referred to above, the employment agreement also provides that Comerica will use its best efforts, subject to the fiduciary duties of the Board, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the Board.

If Mr. Miller retires, resigns without a good reason, or if his employment terminates because of disability or death, or if Comerica terminates Mr. Miller's employment for cause, Mr. Miller will receive his annual base salary to the date of termination, and fringe benefits and life, health, disability and accident insurance to the date of termination.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

RALPH W. BABB, JR. is a party to a Supplemental Pension and Retiree Medical Agreement with Comerica. Comerica will provide Mr. Babb with a supplemental pension to equalize the effect his earlier departure from his previous employer had on his pension. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his or her lifetime on a basis no less favorable than such benefits are provided to them as of the date of the agreement. The supplemental pension and the medical and accidental insurance coverage will vest upon the earlier of:

     - June 1, 2000;

     - a change of control of Comerica;

     - Comerica's termination of Mr. Babb's employment without cause or Mr. Babb's decision to terminate for good reason; or

     - Mr. Babb's death or disability.

In addition, Mr. Babb's option to purchase 22,500 shares of Comerica's common stock, which Comerica granted to Mr. Babb upon his initial employment with Comerica, will become immediately exercisable upon his death or disability. Mr. Babb's 15,000 shares of restricted common stock, which Comerica awarded to Mr. Babb upon his initial employment with Comerica, will immediately vest upon his death or disability.

                          CHANGE OF CONTROL AGREEMENTS

Each named executive officer is a party to a change of control employment agreement with Comerica. These agreements become effective only in the event of a change of control as defined in the agreement.

The agreement is for an initial three-year period (the "Agreement Period"), commencing on the date the executive and Comerica sign the agreement, and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that his agreement will not be extended. Comerica intends that the Agreement Period will always be three years.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue the executive's employment for a period of thirty months from the date of the change of control. During this employment period:

     - The executive's position and duties will be at least commensurate with the most significant duties held by him during the 120 day period prior the date of a change of control.

     - Comerica will assign the executive an office at the location where he was employed on the date the change of control occurred or an office less than 60 miles from such office.

     - Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the executive during any of these years if the executive was not employed by Comerica for the entire three-year period.)

     - The executive also will be eligible to receive annual salary increases and to participate in all of Comerica's executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his agreement.

If the executive dies or becomes disabled during the employment period, he or his beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his employment for a reason other than cause or disability or if he resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control. If the executive becomes entitled to receive severance benefits under his agreement, he will receive in addition to other benefits:

     - any unpaid base salary through the date of termination;

     - a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

     - an amount equal to three times his annual base salary;

     - an amount equal to three times the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

     - payment under Comerica's defined benefit pension plan and any excess benefit plan in which he participates, in an amount equal to the excess of: (a) the retirement benefits he would receive under the plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans;

     - continuation of health, accident, disability and life insurance benefits for three years after his employment terminates, unless he becomes eligible to receive comparable benefits during the three-year period; and

     - payment of any legal fees and expenses reasonably incurred by him to enforce his rights under the agreement.

If the Internal Revenue Service subjects any payment to the executive under the change of control employment agreement to an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to the executive unless the payment exceeds 110% of the payments that could have been made to him without the imposition of an excise tax.

The executive will also receive any benefits he may have under any other agreement with, or benefit plan or arrangement of, Comerica.
                         ------------------------------

The following Compensation Committee Report and Performance Graph will not be incorporated by reference into any of Comerica's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                         COMPENSATION COMMITTEE REPORT

Comerica establishes the annual compensation for Comerica's Chairman, President and Chief Executive Officer based on the recommendation of the Compensation Committee to the Board of Directors. The Committee reviews and approves the annual compensation for Comerica's Vice Chairmen, Executive Vice Presidents, and other appropriate executive officers based on the recommendations of management. All the members of the Committee are non-employee directors.

COMPENSATION PHILOSOPHY

Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman, President and Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and other appropriate executive officers, the Committee evaluates: (1) individual performance; (2) Comerica's performance in relation to established goals; (3) Comerica's performance in relation to the 50 largest bank holding companies in the United States; (4) compensation levels of select key competitors from the 50 largest bank holding companies.

The fifty largest bank holding companies are substantially the same institutions as those included in the Keefe-50 Bank Index used below in Comerica's performance graph, though there are some differences.

Comerica is committed to providing a senior officer compensation package that compares favorably with key competitors. Due to the banking industry's ongoing consolidation and reduction in the number of banks, the Committee relies on an annual review by external consultants to ensure calibration of an appropriate "compensation peer group." The "compensation peer group" consists of a subset of the 50 largest bank holding companies adjusted for mergers and acquisitions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Comerica's Board of Directors relies on the Chairman, President and Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chairman, President and Chief Executive Officer's performance include development of the senior managers of Comerica and the leadership role he plays within the community.

Subject to the Board's approval of his annual compensation, the Committee establishes Mr. Miller's base salary, management incentive award, stock option grants and, when appropriate, restricted stock awards in amounts commensurate with his performance and position. This is done in accordance with Comerica's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements."

BASE SALARIES

In the fourth quarter of 1998 Comerica, with the assistance of the Committee=s compensation consultants, conducted a review of the competitiveness of Comerica's executive compensation program. Based on this review, the Committee determined that Comerica's base salaries for the named executive officers, including the Chief Executive Officer, were at or slightly below the median base salaries of the "compensation peer group." Mr. Miller's base salary reflects his performance and contribution to the organization's success. The Committee adjusts his salary annually to the appropriate level.

MANAGEMENT INCENTIVE PLAN

The Committee members believe that return on equity is a key measure of corporate performance. Therefore, Comerica maintains a Management Incentive Plan for executive officers which provides for incentives that are driven by Comerica's return on equity in relation to both the 50 largest bank holding companies and return on equity targets which are approved annually by the Committee.

For 1999, the payment of incentive awards was based on Comerica achieving a minimum return on equity of fourteen percent. Maximum incentive awards become payable when Comerica achieves a return on equity of nineteen percent or greater and finishes in the top ten of the 50 largest bank holding companies. The Committee established these targets in the first quarter of 1997. Upon determination of Comerica's performance in relation to these targets, the Committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the Chairman, President and Chief Executive Officer and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica. Mr. Miller's award under the plan is also subject to the terms of his employment agreement.

The 1999 management incentive awards for the Chairman, President and Chief Executive Officer and the other named executive officers is based on return on equity. For 1999 Comerica's adjusted return on equity of 21.46 percent placed Comerica at number eleven among the 50 largest bank holding companies. The adjusted return on equity includes a 20 percent reduction from the 1996 Phase III after-tax restructuring charge. This will be the last year such an adjustment will be made for compensation purposes.

Mr. Miller's 1999 annual award under the Management Incentive Plan reflects Comerica's return on equity performance as well as Mr. Miller's contribution to that performance. Mr. Miller's 1999 annual cash compensation, which includes this award and his base salary, is at or above the appropriate level compared to the "compensation peer group."

To reward consistent superior performance over a three year period, the Management Incentive Plan provides for an additional award to be paid if Comerica's average return on equity for the most recent three year period ranks among the top twenty in the 50 largest bank holding companies. Comerica pays fifty percent of the additional award in the form of non-transferrable common stock and fifty percent in cash unless the named executive officer elects to defer the award. Deferred awards are invested one-hundred percent in Comerica common stock. Comerica attaches a non-transferability restriction to the stock grant which precludes the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of Comerica's senior officers with those of the shareholders.

Comerica's adjusted average return on equity of 21.15 percent for the three year period from 1997 through 1999 ranked sixth among the 50 largest bank holding companies. This is the fourth time since the inception of the plan that a long term incentive award was made to reward for this consistent superior performance.

STOCK-BASED AWARDS

Comerica's key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica's Long-Term Incentive Plan. The plan's objective is to align the interests of Comerica's key officers and employees with those of its shareholders.

Awards in 1999 consisted of stock option grants with exercise prices equal to the fair market value of Comerica's common stock on the grant date. Because executives receive value from stock option grants only in the event of stock price appreciation, the Committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value.

The Committee's compensation consultants reported that the size of Comerica's stock option grants for the named executive officers has been conservative when compared to the "compensation peer group." It has been the goal of Comerica to provide stock-based awards near the median awards provided by banks of this "compensation peer group." Comerica encourages stock ownership for all levels of employees.

Grants of stock options to the Chairman, President and Chief Executive Officer and the other named executive officers are allocated from a pool of options which is created each year based on: (1) Comerica's overall performance and (2) a percentage of each officer's base salary. Each named executive officer's grant from the stock pool is based on the Committee's assessment of his or her individual performance, levels of responsibility and contributions to Comerica.

STOCK OWNERSHIP GUIDELINES

Comerica has stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica's common stock. The stock ownership targets require Comerica's senior officers to own a number of shares with a value equal to the senior officer=s annual salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of becoming a senior officer.

                            STOCK OWNERSHIP TARGETS


                                                MULTIPLE
                                                   OF             YEARS
                                                 ANNUAL             TO
                 LEVEL                           SALARY           ATTAIN
  Chairman and Chief Executive Officer          5.0 times        5 Years
               President                        3.5 times        5 Years
             Vice Chairman                      3.0 times        5 Years
        Executive Vice President                3.0 times        5 Years
         Senior Vice President                  2.0 times        5 Years
          First Vice President                  1.0 time         5 Years

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee's objective is to structure Comerica's executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code. Currently all executive compensation is tax deductible.

THE COMPENSATION COMMITTEE

Wayne B. Lyon, Chairman
Max M. Fisher
Alfred A. Piergallini
Martin D. Walker

                               PERFORMANCE GRAPH

The performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/94 AND REINVESTMENT OF DIVIDENDS)
[PERFORMANCE GRAPH]

                                                  COMERICA INCORPORATED        KEEFE 50-BANK INDEX            S&P 500 INDEX
                                                  ---------------------        -------------------            -------------
1994                                                     100.00                      100.00                      100.00
1995                                                     171.00                      160.00                      138.00
1996                                                     231.00                      227.00                      169.00
1997                                                     409.00                      331.00                      226.00
1998                                                     472.00                      359.00                      290.00
1999                                                     332.00                      346.00                      351.00

                             INDEPENDENT ACCOUNTANT

Upon recommendation of the Audit and Legal Committee, the Board selected Ernst & Young LLP as independent accountant to audit Comerica's financial statements for 2000. Ernst & Young also audited Comerica's financial statements for 1999. Representatives of Ernst & Young will attend the annual meeting and you may ask questions of Ernst & Young if you wish.

                             SHAREHOLDER PROPOSALS

If you would like Comerica to consider a proposal for inclusion in Comerica's Proxy Statement for the 2001 Annual Meeting of Shareholders, you must ensure that Comerica receives the proposal no later than December 8, 2000. Proposals must comply with applicable laws and regulations and you must mail the proposal to Comerica by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. In the case of an annual meeting of shareholders, you must deliver this notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day or prior to the first anniversary of the immediately preceding year's annual meeting of shareholders (i.e., for the 2001 Annual Meeting of Shareholders, you must deliver such notice not later than the close of business on February 19, 2001 nor earlier than the close of business on January 19, 2001). If, however, Comerica calls the annual meeting of shareholders for a date that is more than 30 days before or more than 60 days after such anniversary date, Comerica must receive your notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Comerica first made a public announcement of the date of such meeting of shareholders. If the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's annual meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives notice not later than the close of business on the 10th day following the day on which such public announcement is first made by Comerica. In the case of a special meeting of shareholders called for the purpose of electing directors, your written notice must be delivered not later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting, whichever occurs first. You may receive a copy of Comerica's bylaws specifying the advance notice requirements by making a written request to the undersigned Corporate Secretary of Comerica.

                         ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 1999 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 1999, to you in March 2000. You should not regard the 1999 Annual Report as proxy soliciting material.

                                 OTHER MATTERS

The Board is not aware of any other matter to be presented at the annual meeting. The Board does not intend to submit any additional matters for a vote at the meeting and no shareholder has provided the required notice of the shareholder's intention to propose any matter at the meeting. However, if any other matters are properly brought before the meeting, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

Under Comerica's bylaws, the Board may, without notice, properly submit additional matters for a vote at the meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

                                          By Order of the Board of Directors,

                                          /s/ GEORGE W. MADISON

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 7, 2000

                       Location of Comerica Incorporated
                         Annual Meeting of Shareholders

                         THE DETROIT INSTITUTE OF ARTS
                 5200 WOODWARD AVENUE, DETROIT, MICHIGAN 48202
                           (313) 833-7900 WWW.DIA.ORG

                                 [COMERICA MAP]

Free valet parking is available at the Farnsworth Entrance to The Detroit Institute of Arts.

                                LOGO OF COMERICA
                              COMERICA INCORPORATED

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 2000




--------------------------------------------------------------------------------
LOGO OF COMERICA

                     COMERICA INCORPORATED
                                                                           PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Mark W. Yonkman and Karen Gratch as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 22, 2000, at the annual meeting of shareholders to be held on May 19, 2000 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.



                              COMERICA INCORPORATED
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 2000
                                    9:30 a.m.


                          The Detroit Institute of Arts
                          5200 Woodward Avenue
                          Detroit, Michigan




                      See reverse for voting instructions.

IF YOU CONSENTED TO ACCESS YOUR PROXY INFORMATION ELECTRONICALLY, YOU MAY VIEW IT BY GOING TO THE FOLLOWING WEBSITE ON THE INTERNET HTTP://WWW.COMERICA.COM IN "ABOUT COMERICA" IN "INVESTOR RELATIONS AND OVERVIEW".

                                                                       COMPANY #
                                                                       CONTROL #
VOTE BY TELEPHONE OR THE INTERNET
---------------------------------------------------------------------

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. THE DEADLINE FOR TELEPHONE AND INTERNET VOTING IS NOON (EASTERN DAYLIGHT SAVINGS
TIME), MAY 17, 2000.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 - QUICK MMM EASY MMM IMMEDIATE

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 24 hours a day, 7 days a week.

2. When prompted enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card.

3.  Follow the simple instructions provided.


VOTE BY THE INTERNET -- HTTP://WWW.EPROXY.COM/CMA/ - QUICK MMM EASY MMM
IMMEDIATE

1. Using the Internet, log-on to http://www.eproxy.com/cma/ which is available 24 hours a day, 7 days a week.

2. When prompted enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card to create an electronic ballot.

3.  Follow the simple instructions provided.

                     IF YOU VOTED BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

                                                 Please detach here
-------------------------------------------------------------------------------------------------------------------
Election of directors:     01 Max M. Fisher      02 John D. Lewis
                           03 Howard F. Sims                        [ ] Vote FOR            [ ] Vote WITHHELD
                                                                        all nominees            from all nominees
                                                                        (except as marked

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN
THE BOX PROVIDED TO THE RIGHT.)

IN THEIR  DISCRETION,  PROXIES ARE  AUTHORIZED TO VOTE UPON SUCH OTHER  BUSINESS AS MAY PROPERLY BE BROUGHT  BEFORE
THE MEETING.

WHEN PROPERLY  EXECUTED,  THIS PROXY WILL BE VOTED IN THE MANNER  SPECIFIED BY THE UNDERSIGNED  SHAREHOLDER.  IF NO
INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTER LISTED.


Address Change? Mark Box  [ ]
Indicate changes below:
                                                                             Date
                                                                             ---------------------------------


                                                                             Signature(s) in Box

                                                                             Please sign exactly as your name
                                                                             appears. When shares are held by joint
                                                                             tenants, both should sign. Please give
                                                                             full title when signing as attorney,
                                                                             executor, administrator, trustee or
                                                                             guardian. If a corporation, please
                                                                             sign in full corporate name by an
                                                                             authorized officer. If a partnership,
                                                                             please sign in partnership name by an
                                                                             authorized person.


                    PLEASE VOTE BY TELEPHONE OR THE INTERNET.

                       PLEASE READ THE INSTRUCTIONS BELOW.

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2000 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

     VOTE BY PHONE:   1-800-240-6326

          -  Use any touch-tone telephone to vote your proxy.
          -  Have your proxy card in hand when you call.
          - You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which is located on your proxy card. You then follow the simple instructions the system provides you.

                                       OR

     VOTE BY THE INTERNET:   WWW.EPROXY.COM / CMA /

          -  Use the Internet to vote your proxy.
          -  Have your proxy card in hand when you access the web site.
          - You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which is located on your proxy card to create an electronic ballot.

If you vote by phone or vote using the Internet, please do not mail your proxy.



                 THANK YOU FOR VOTING BY PHONE OR THE INTERNET.